SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2005

R.H. DONNELLEY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Winstead Drive, Cary NC		27513
(Address of principal executive offices)		(Zip Code)

R.H. Donnelley Inc.*

(Exact name of registrant as specified in its charter)

Delaware	333-59287	36-2467635
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Winstead Drive, Cary NC		27513
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 297-1600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*R.H. Donnelley Inc. is a wholly owned subsidiary of R.H. Donnelley Corporation. R.H. Donnelley Inc. became subject to the filing requirements of Section 15(d) on October 1, 1998 in connection with the public offer and sale of its 9 1/8% Senior Subordinated Notes, which Notes were redeemed in full on February 6, 2004. In addition, R.H. Donnelley Inc. is the obligor of 8 7/8% Senior Notes due 2010 and 10 7/8% Senior Subordinated Notes due 2012, and is now subject to the filing requirements of Section 15 (d) as a result of such Notes. As of May 1, 2005, 100 shares of R.H. Donnelley Inc. common stock, no par value, were outstanding.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 2, 2005, management of R.H. Donnelley Corporation (“we” or the “Company”), in consultation with the Audit and Finance Committee of the Company’s Board of Directors and its counsel, concluded that the audited financial statements of R.H. Donnelley Publishing & Advertising of Illinois Partnership (“PAIL Partnership”) and R.H. Donnelley Publishing & Advertising of Illinois Holdings, LLC (“PAIL Holdings”), each at December 31, 2004 and for the four months then ended, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (“Form 10-K”) contained a clerical error, and as such, those financial statements should no longer be relied upon, as further described below. We intend to file an Amendment No. 1 to our Form 10-K (the “Form 10-K/A”) as soon as reasonably practicable to correct this error and amend and restate these financial statements to be accurate. We have discussed this matter with PricewaterhouseCoopers LLP, our independent registered public accounting firm.

Because the clerical error related entirely to intercompany transactions that were eliminated in consolidation, the other subsidiary financial statements included in the Form 10-K and the consolidated financial statements of the Company included in the Form 10-K may still be relied upon.

As described in the Form 10-K, the Company was required to include audited financial statements for these two (and certain other) subsidiaries in the Form 10-K pursuant to Rule 3-16 of Regulation S-X. As described in the Form 10-K, the audited financial statements of these subsidiaries were included in the Form 10-K only because our Senior Notes became secured by the capital stock or equity interests of such subsidiaries in connection with the SBC Directory Acquisition. Capitalized terms used without definition have the meanings given to such terms in the Form 10-K.

Background. PAIL Holdings owns 99% of PAIL Partnership, while R.H. Donnelley, Inc (“RHDI”) owns the remaining 1% of PAIL Partnership. PAIL Holdings is wholly owned by RHDI, which in turn is wholly owned by the Company. Subsequent to the SBC Directory Acquisition, PAIL Partnership manages and operates the publishing and distribution of SBC-branded yellow pages and white pages directories in Illinois and Northwest Indiana. PAIL Partnership is the successor to Ameritech Publishing of Illinois Partners Partnership (“APIL Partners”), an indirect wholly owned subsidiary of SBC, which formerly operated and managed the SBC Directory Business.

PAIL Partnership recognizes revenues principally from the sale of directory advertising into the Company’s SBC-branded yellow pages and white pages directories. Revenue from the sale of such advertising is deferred when a directory is published and recognized ratably over the life of a directory, which is normally 12 months (the “deferral and amortization method”). Similarly, costs directly related to the selling and production of directories are initially deferred when incurred and recognized ratably over the life of a directory. Included in those costs deferred and amortized by PAIL Partnership are expenses incurred under the Revenue Participation Agreement between APIL Partners and R.H. Donnelley APIL, Inc (“RHD APIL”), as assignee of RHDI. Under the terms of the Revenue Participation Agreement, historically APIL Partners had paid revenue participation income to RHD APIL. In connection with the SBC Directory Acquisition, PAIL Partnership, as successor to APIL Partners, began paying this revenue participation income to its affiliate, RHD APIL.

The Company discovered that, due to a clerical error in the deferral and amortization calculation, the monthly costs recorded by PAIL Partnership related to the Revenue Participation Agreement for each of the four months from September 2004 through December 2004 were overstated. Consequently, $5.5 million of such costs were expensed in the four months ended December 31, 2004 as compared to $0.7 million that should have been expensed during that period, a difference of $4.8 million. The correction of this clerical error decreased the reported net loss of PAIL Partnership and PAIL Holdings by $4.8 million and $3.0 million, respectively, as will be further described in Note 2 to each of the audited financial statements of PAIL Partnership and PAIL Holdings that will be contained in the Form 10-K/A.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation

	By:	/s/ Robert A. Gross

Robert A. Gross
Vice President and Controller

R.H. Donnelley Inc.

	By:	/s/ Robert A. Gross

Robert A. Gross
Vice President and Controller
DATE: May 6, 2005